AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 (the "Amendment") dated as of July 10, 2018, is between Bank of America, N.A. (the "Bank") and Nature’s Sunshine Products, Inc. (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of July 11, 2017 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 Section 1 is hereby amended by amending and restating the following definition to read in its entirety as follows:

“EBITDA" means the Borrower’s and its consolidated subsidiaries’ net income from continuing operations before income taxes, depreciation, amortization, share-based compensation expense, interest expense, and plus loss or less gain from non-cash foreign exchange transactions, plus loss or less gain from non-recurring items, and plus loss of up to $2,200,000 in CEO severance and search related expenses incurred on or prior to December 31, 2018.”

2.2 Section 7.2(e) is hereby amended by deleting the phrase “60 days” contained therein and substituting in lieu thereof “90 days”.

2.3 Section 7.4 is hereby amended by amending and restating the first paragraph of such Section to read in its entirety as follows:

“To maintain, at the times and pursuant to the terms set forth below, and on a consolidated basis for the Borrower and consolidated subsidiaries, a Basic Fixed Charge Coverage Ratio of at least the ratios indicated for each period specified below:

Period Ending Ratios
From June 30, 2018
and thereafter 1.20:1.0.”

2.4 Section 7.5 is hereby amended by amending and restating the first paragraph of such Section to read in its entirety as follows:

“To maintain on a consolidated basis for the Borrower and consolidated subsidiaries EBITDA of at least the amounts indicated for each period specified below:

Period Ending EBITDA

June 30, 2018
and September 30, 2018 $11,500,000

December 31, 2018
and thereafter $13,500,000”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (e) as of the date of this Amendment and throughout the term of the Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

4. Conditions. The effectiveness of this Amendment is conditioned upon the Bank’s receipt of a fully executed counterpart of this Amendment from the Borrower and each guarantor and/or collateral pledgor (collectively, a “Credit Support Provider”) in form satisfactory to the Bank.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Waiver of Jury Trial, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in multiple counterparts, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each such executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original of this Amendment.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signature Page Follows]

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A. Nature’s Sunshine Products, Inc.

By: _______________________ By: _________________________
Name: Donald D. Schulke Name: Joseph W. Baty
Title: Senior Vice President Title: Chief Financial Officer

CONSENT AND REAFFIRMATION
OF GUARANTORS AND PLEDGORS

Each of the undersigned (collectively referred to as the “Credit Support Providers”) is a guarantor of, and/or is a pledgor of collateral for, the Borrower’s obligations to the Bank under the Agreement. Each Credit Support Provider hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms its obligations under its respective guaranty in favor of the Bank and/or under any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property, and (iii) confirms that such guaranty and other agreements, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, remain in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.)

Although each of the undersigned has been informed of the terms of the Amendment, each understands and agrees that the Bank has no duty to so notify it or any other guarantor/pledgor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Dated as of July 10, 2018.

QUALITY NUTRITION INTERNATIONAL, INC.

By: _________________________
Typed Name: Joseph W. Baty
Title: Vice President

SYNERGY WORLDWIDE, INC.

By: _________________________
Typed Name: Joseph W. Baty
Title: Vice President